Exhibit 10.1
PENWEST PHARMACEUTICALS CO.
SECURITIES PURCHASE AGREEMENT
March 5, 2008

Section 1	Authorization and Sale of Securities	1
1.1	Authorization	1
1.2	Sale of Units	1

Section 2	Closing Date: Delivery	1
2.1	Closing Date	1
2.2	Delivery	1
2.3	Purchase Price	2

Section 3	Representations and Warranties of the Company	2
3.1	Subsidiaries; Organization and Standing	2
3.2	Corporate Power, Authorization	2
3.3	Issuance and Delivery of the Shares	3
3.4	SEC Documents; Financial Statements	3
3.5	Governmental Consents	3
3.6	No Material Adverse Change	4
3.7	Intellectual Property	4
3.8	Authorized Capital Stock	4
3.9	Litigation	5
3.10	Use of Proceeds	5
3.11	Accountants	5
3.12	Compliance With Other Instruments	5
3.13	Permits	5
3.14	Investment Company	6
3.15	Securities Laws Disclosure; Publicity	6
3.16	Private Placement	6
3.17	Form S-3 Eligibility	6
3.18	Listing and Maintenance Requirements	6
3.19	Application of Takeover Protections	7
3.20	Insurance	7
3.21	[Intentionally omitted.]	7
3.22	Labor Relations	7
3.23	Transactions With Affiliates and Employees	7
3.24	Acknowledgment Regarding Purchasers’ Purchase of Securities	7
3.25	Transfer Taxes	7
3.26	Foreign Corrupt Practices	8
3.27	Sarbanes-Oxley Act	8
3.28	Internal Controls	8
3.29	Disclosure Controls and Procedures	8
3.30	No Price Stabilization or Manipulation	8
3.31	Nonpublic Information	8
3.32	Regulatory Notices	9

Section 4	Representations, Warranties and Covenants of the Purchasers	9
4.1	Power; Authorization	9
4.2	Investment Experience	9
4.3	Investment Intent	9

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4.4	Registration or Exemption Requirements	10
4.5	Certain Trading Limitations	10

Section 5	Conditions to Closing of Purchasers	11
5.1	Representations and Warranties	11
5.2	Covenants	11
5.3	Blue Sky	11
5.4	Legal Opinions	11
5.5	Market Listing	11
5.6	Absence of Litigation	11
5.7	No Governmental Prohibition	11

Section 6	Conditions to Closing of Company	11
6.1	Representations and Warranties	11
6.2	Covenants	12
6.3	Blue Sky	12
6.4	Market Listing	12
6.5	Absence of Litigation	12
6.6	No Governmental Prohibition	12

Section 7	Affirmative Covenants of the Company	12
7.1	Registration Requirements	12
7.2	Indemnification and Contribution	14
7.3	Restrictions on Transferability	17
7.4	Restrictions on Sales and Issuance of Common Stock	17

Section 8	Restrictions on Transferability of Shares and Warrants: Compliance With Securities Act	17
8.1	Securities Law Transfer Restrictions	17
8.2	Restrictive Legend	18
8.3	Transfer of Shares After Registration	19
8.4	Purchaser Information	19

Section 9	Miscellaneous	19
9.1	Waivers and Amendments	19
9.2	Brokers and Finders	20
9.3	Governing Law	20
9.4	Survival	20
9.5	Successors and Assigns	20
9.6	Entire Agreement	20
9.7	Notices, etc	20
9.8	Severability of this Agreement	21
9.9	Counterparts	21
9.10	Further Assurances	21
9.11	Expenses	21
9.12	Currency	21
9.13	Replacement of Securities	21

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9.14	Remedies	21
9.15	Independent Nature of Purchasers’ Obligations and Rights	21

Exhibit A	—	Schedule of Purchasers
Exhibit B	—	Form of Warrant
Exhibit C	—	Instruction Sheet for Purchaser
Exhibit C-1	—	Direct Registration Account and Warrant Questionnaire
Exhibit C-2	—	Registration Statement Questionnaire
Exhibit C-3	—	Certificate for Individual Purchasers
Exhibit C-4	—	Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers
Exhibit D-1	—	Form of Opinion of Company Washington Counsel
Exhibit D-2	—	Form of Opinion of Company Corporate Counsel
Exhibit E	—	Form of Purchaser’s Certificate of Subsequent Sale

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PENWEST PHARMACEUTICALS CO.
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (the “Agreement”) is made as of March 5, 2008, by and among Penwest Pharmaceuticals Co., a Washington corporation (the “Company”), with its principal office at 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810, and the persons listed on the Schedule of Purchasers attached hereto as Exhibit A (the “Purchasers”).
Section 1
Authorization and Sale of Securities
     1.1 Authorization. The Company has authorized the sale and issuance pursuant to this Agreement of up to 8,140,600 Units, each Unit consisting of one share of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company (the shares of Common Stock included in the Units sold being referred to as the “Purchased Shares”) and one warrant (a “Warrant”) to purchase a number of shares of Common Stock equal to 50% of one share of Common Stock (the shares of Common Stock for which all Warrants included in the Units being sold may be exercised being referred to as the “Warrant Shares”) at an exercise price of $3.62 per share on the terms and in the form set forth in the Form of Warrant attached as Exhibit B hereto.
     1.2 Sale of Units. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company the number of Units set forth opposite such Purchaser’s name on Exhibit A for $3.0825 per Unit (the “Purchase Price”). The maximum aggregate purchase price payable by the Purchasers to the Company for all of the Units shall be $25,093,399.50.
Section 2
Closing Date: Delivery
     2.1 Closing Date. The closing of the purchase and sale of the Units hereunder (the “Closing”) shall be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at or before 10:00 a.m. New York local time, on the date that is four business days after the execution of this Agreement by the Company and the Purchasers, or at such time and place upon which the Company and the Purchasers shall agree. The date of the Closing is hereinafter referred to as the “Closing Date.”
     2.2 Delivery. At the Closing, the Company will deliver, or cause to be delivered, to each Purchaser:
          (a) evidence of a direct registration account in such Purchaser’s name as shown on Exhibit A, and the deposit, by direct registration, into such account of the number of shares of Common Stock equal to the number of Units purchased by such Purchaser;
          (b) Warrant(s), registered in such Purchaser’s name as shown on Exhibit A, pursuant to which such Purchaser shall have the right to acquire a number of shares of Common Stock equal to 50% of the number of Units purchased by such Purchaser; and

          (c) a certificate from the Company that the representations and warranties made by the Company are true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.
     2.3 Purchase Price. The delivery of the Purchased Shares and the Warrants pursuant to Section 2.2 shall be made against payment of the purchase price therefor by wire transfer of immediately available funds to the Company’s account as designated in writing by the Company in the amount set forth on Exhibit A.
Section 3
Representations and Warranties of the Company
     The Company represents and warrants to the Purchasers as of the date hereof as follows:
     3.1 Subsidiaries; Organization and Standing. The Company has no direct or indirect subsidiaries. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Washington and is in good standing as a domestic corporation under the laws of said state and has all requisite corporate power and authority to conduct its business as currently conducted and as currently proposed to be conducted as disclosed in the SEC Documents (as defined below). The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the financial condition, business, properties or operations of the Company (a “Material Adverse Effect”).
     3.2 Corporate Power, Authorization. The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Agreement and the Warrants (collectively, the “Transaction Documents”), to sell and issue the Units, and the Purchased Shares and the Warrants comprising such Units (collectively, the “Securities”), and to issue the Warrant Shares, and to carry out and perform all of its obligations under the Transaction Documents. The Transaction Documents constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited with respect to rights of indemnity and contribution by state or federal securities laws or the public policy underlying such laws and (iii) as limited by equitable principles generally. The execution and delivery of the Transaction Documents do not, and the performance of the Transaction Documents and the compliance with the provisions thereof and the issuance, sale and delivery of the Securities will not, conflict with or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Articles of Incorporation or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other agreement or instrument to which the Company or any of its properties is subject, except for such violations, defaults or liens as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

     3.3 Issuance and Delivery of the Shares. The Purchased Shares, when issued in compliance with the provisions of this Agreement, and the Warrant Shares, when issued upon exercise of the Warrants and payment of the consideration provide for therein, will be validly issued, fully paid and nonassessable and not subject to any liens or other encumbrances. The Company has duly authorized and reserved for issuance a sufficient number of its authorized but unissued shares of Common Stock for (a) the issuance and delivery of the Purchased Shares and (b) for issuance and delivery upon exercise of the Warrants. The issuance and delivery of the Securities are not, and the issuance and delivery of the Warrant Shares will not be, subject to preemptive or any other similar rights of the shareholders of the Company.
     3.4 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the twelve (12) months preceding the date of this Agreement (the “SEC Documents”). As of their respective filing dates all SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”), as of the dates included in the SEC documents, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied as of the dates included in the SEC Documents and fairly present the financial position of the Company at the dates thereof and the results of the Company’s operations and cash flows for the periods then ended; provided, however, that the unaudited financial statements are subject to normal recurring year-end adjustments (which in any case will not be material) and do not contain all footnotes required under generally accepted accounting principles. All material agreements that are required to have been filed as exhibits to the SEC Documents under Item 601 of Regulation S-K to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents.
     3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) the filing following the Closing Date of a Form D with the SEC and compliance with the securities and blue sky laws in the states in which the Units are offered and sold, (b) the filing of the registration statement on Form S-3 (or any successor form thereto) and all amendments thereto (the “Registration Statement”) with the SEC as contemplated by Section 7.1 of this Agreement, (c) all required filings with the Nasdaq Stock Market, LLC necessary for the listing of the Purchased Shares and the Warrant Shares (collectively, the “Shares”) or (d) those consents, approvals, orders or authorizations of or registrations, qualifications, designations, declarations or filings with, any federal, state, or local governmental authority on the part of the Company that have been obtained and will be in effect as of the Closing Date.

     3.6 No Material Adverse Change. Except as otherwise disclosed in the SEC Documents, except with respect to the matter referenced in the joint press release issued by Endo Pharmaceuticals Holding Inc. and the Company on February 15, 2008 (the “February 15 Press Release”) and except for the amendment dated as of the date hereof (the “Rights Plan Amendment”) to the Rights Agreement (the “Rights Agreement”) dated July 27, 1998 between the Company and Mellon Investor Services LLC to be disclosed in the Form 8-K (as defined below) (which Rights Plan Amendment modifies the definition of “Exempted Person” under the Rights Agreement to provide that Perceptive Life Sciences Master Fund Ltd. and its affiliates will be “Exempted Persons” under the Rights Agreement until such time as they beneficially own more than 19.9% of the outstanding shares of Common Stock or less than 10% of the shares of outstanding Common Stock), since September 30, 2007, there have not been any changes in the business, assets, liabilities, properties, financial condition or operations of the Company from those reflected in the Financial Statements except for such changes in the ordinary course of business which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company makes no representation as to whether or when the Company plans to sue Actavis South Atlantic LLC (“Actavis”), whether the Company has a basis to sue Actavis and the likelihood of success in the event the Company sues Actavis.
     3.7 Intellectual Property. The Company owns or possesses sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, proprietary rights and processes that it uses in the conduct of its business as described in the SEC Documents (the “Company Proprietary Rights”). To the Company’s knowledge, there are no third parties who have or will be able to establish rights to any of the Company Proprietary Rights, except for (i) the ownership rights of the third party licensors to the Company Proprietary Rights which are licensed to the Company by such third party licensors and (ii) the third party licensees of the Company Proprietary Rights. To the knowledge of the Company, except as otherwise disclosed in the SEC Documents and except with respect to the matter referenced in the February 15 Press Release as to which the Company makes no representations, there is no infringement by any third parties of any of the Company Proprietary Rights. Except as disclosed in the SEC Documents, the Company has not received any notice of, and has no knowledge of any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret, know-how or other proprietary rights.
     3.8 Authorized Capital Stock. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company conforms, as of the dates for which such information is given, in all material respects to the statements relating thereto contained in the SEC Documents; there is no capital stock outstanding as of such dates other than as described in the SEC Documents. As of January 31, 2008, the authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, of which 23,478,933 shares are outstanding, and 1,000,000 shares of Preferred Stock, $0.001 par value per share, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock, none of which shares are outstanding. Except as disclosed in or contemplated by the SEC Documents and the Financial Statements of the Company and the related notes thereto, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than options granted under the Company’s stock plan and its employee stock purchase plan. No shareholder of the Company, other than the Purchasers, has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the Registration Statement) to require the Company to register the sale of any shares owned by such shareholder under the Securities Act in the Registration Statement.
     3.9 Litigation. Except as set forth in the SEC Documents, as of the date hereof, there are no actions, suits, proceedings or investigations pending or, to the Company’s knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official, except for such actions, suits, proceedings or investigations which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect or which would prevent the consummation of the transactions contemplated by this Agreement.
     3.10 Use of Proceeds. The Company will use the net proceeds from the sale of the Units to fund the research, development, marketing and commercialization of its products and technologies. The remainder of the net proceeds, if any, will be used for working capital and other general corporate purposes. The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products or services that complement its business, although the Company has no present plans or commitments and is not currently engaged in any material negotiations with respect to these types of transactions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities.
     3.11 Accountants. Ernst & Young LLP, which the Company expects will express their opinion with respect to the audited financial statements and schedules to be included as a part of or incorporated by reference into the Registration Statement prior to the filing of the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.
     3.12 Compliance With Other Instruments. The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, each as amended to date or, in any material respect, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for such violations or defaults, as the case may be, which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company is not in violation or default of any provision of any agreement, license, permit, instrument, judgment, order, writ or decree to which it is a party or by which it is bound, except for such violations or defaults, as the case may be, which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
     3.13 Permits. The Company has all franchises, permits, licenses, and any similar authority, including without limitation all franchises, permits and licenses required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, necessary for the conduct of its business as now being conducted by it and as currently proposed to be conducted as disclosed in the SEC Documents, except where the failure to do so would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company is not in violation of or default under any of such franchises, permits, licenses, or other similar authority, except where such violation or default would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
     3.14 Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     3.15 Securities Laws Disclosure; Publicity. Prior to the commencement of the trading of the Common Stock on the Trading Market on March 6, 2008 the Company shall issue a press release announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement. On March 6, 2008, the Company shall file a Current Report on Form 8-K (the “Form 8-K”) with the SEC describing the terms of the transactions contemplated by the Agreement and the Rights Plan Amendment and including as an exhibit to the Form 8-K this Agreement, in the form required by the Exchange Act, as well as the Rights Plan Amendment.
     3.16 Private Placement. Neither the Company nor any person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy any of the Units by means of any form of general solicitation or advertising. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof and the completeness and accuracy of the information required to be delivered by the Purchasers to the Company under this Agreement, the offer and sale of the Units to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Units as contemplated hereby or (ii) cause the offering of the Units (the “Offering”) to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market (as defined below). The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980. “Trading Market” means the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market or NASDAQ Capital Market on which the Common Stock is then listed.
     3.17 Form S-3 Eligibility. The Company is eligible to register the Shares for resale by the Purchasers using Form S-3 promulgated under the Securities Act.
     3.18 Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements. The Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or the delisting of the Common Stock from the Trading Market.
     3.19 Application of Takeover Protections. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on any Purchaser, or create in any party (including any current shareholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation.
     3.20 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company is engaged, (ii) with the resources of the Company and (iii) with products at a similar stage of development as the Company. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
     3.21 [Intentionally omitted.]
     3.22 Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.
     3.23 Transactions With Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
     3.24 Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
     3.25 Transfer Taxes. No stock transfer taxes or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of the Securities other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing Date.

     3.26 Foreign Corrupt Practices. Since January 1, 2004, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
     3.27 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or executive officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as in effect at the applicable time, and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.
     3.28 Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the general or specific authorizations of the Company’s management, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with general or specific authorization of the Company’s management and (iv) the recorded accountability for assets and liabilities of the Company is compared with the existing assets and liabilities of the Company at reasonable intervals and appropriate action is taken by the Company with respect to any differences.
     3.29 Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to support the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.
     3.30 No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.
     3.31 Nonpublic Information. The Company understands and confirms that the Purchaser will rely on the representations and covenants set forth in this section in effecting its offering of securities of the Company hereunder. To the Company’s knowledge, the Company has not provided to any Purchaser any information that the Company believes constitutes material, non-public information, other than (i) information concerning the existence, terms and conditions of the transactions contemplated by this Agreement, (ii) information concerning the Rights Plan Amendment and (iii) solely as to those Purchasers that have entered into a confidentiality agreement with the Company as to the matter referenced in the February 15 Press Release, certain information relating to the matter referenced in such February 15 Press Release.
     3.32 Regulatory Notices. The Company has not received any written notices or statements from the FDA, European Medicines Agency or any other governmental agency, and otherwise has no knowledge, that any license, approval, permit or authorization to conduct any clinical trial of any product of the Company has been, will be or may be suspended, revoked, modified or limited, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
Section 4
Representations, Warranties and Covenants of the Purchasers
     Each Purchaser hereby severally represents and warrants to the Company, effective as of the date hereof, as follows:
     4.1 Power; Authorization. (i) Such Purchaser has all requisite corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities to be purchased by it, to exercise the Warrants and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) as limited with respect to rights of indemnity and contribution by state or federal securities laws or the public policy underlying such laws and (c) as limited by equitable principles generally.
     4.2 Investment Experience. Such Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. Such Purchaser has fully completed and delivered to the Company Exhibit C-3 or C-4, as applicable, and the information provided on such Exhibit is true and accurate. Such Purchaser has received and reviewed the SEC Documents, is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities being acquired on the date hereof and the Warrant Shares. Such Purchaser has such business and financial experience as is required to permit it to protect its own interests in connection with the purchase of such Securities and the exercise of the Warrants. Such Purchaser’s financial condition is such that it is able to bear the risk of holding such Securities and the Warrant Shares for an indefinite period of time and the risk of loss of its entire investment.
     4.3 Investment Intent. Such Purchaser is purchasing the Securities being acquired on the date hereof and shall purchase the shares of Common Stock issuable upon exercise of the Warrants for its own account as principal, for investment purposes only, and not with a present view to, or for, the resale distribution thereof, in whole or in part, within the meaning of the Securities Act or any state securities laws. Purchaser understands that its acquisition of such Securities and the Warrant Shares has not and will not have been registered under the Securities Act or registered or qualified under any state law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Purchaser’s investment intent as expressed herein. Such Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as Exhibit C-2 for use in the Registration Statement, and the responses provided therein shall be true and correct as of the Closing Date. Except as contemplated by this Agreement, such Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities or the Warrant Shares. Any Purchaser that is a corporation or other entity represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities or the Warrant Shares. Purchaser has, in connection with its decision to purchase the Securities, relied solely upon the SEC Documents, the documents attached as appendices thereto and the materials provided to the Purchasers by the Company and representations and warranties of the Company contained herein. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities or the Warrant Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder and applicable state securities laws.
     4.4 Registration or Exemption Requirements. Such Purchaser further acknowledges, understands and agrees that the Securities being acquired on the date hereof and the shares of Common Stock issuable upon exercise of the Warrants may not be resold or otherwise transferred unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt; provided, however, that no opinion shall be required with respect to a transfer to a transferee that is a Qualifying Holder (as defined in Section 7.3) under clause (i) or (ii) of the definition of Qualifying Holder. The Company shall affix a legend to the Warrants and the direct registration account established for (or if applicable, certificate(s) evidencing) the Shares to the foregoing effect.
     4.5 Certain Trading Limitations. Such Purchaser agrees that beginning on the date hereof until the earlier to occur of (a) 90 days from the Closing Date and (b) the effective date of the Registration Statement, it will not enter into any Short Sales. For purposes of this Section 4.5, a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock that would be issuable upon exercise in full of all options then held by such Purchaser (assuming that such options were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

Section 5
Conditions to Closing of Purchasers
     Each Purchaser’s obligation to purchase the Units at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:
     5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made (other than those qualified as to materiality, which shall be true and correct when made), and shall be true and correct in all material respects on the Closing Date (other than those qualified as to materiality, which shall be true and correct on the Closing Date) with the same force and effect as if they had been made on and as of said date.
     5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.
     5.3 Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Securities.
     5.4 Legal Opinions. The Purchasers shall have received a legal opinion of (i) Perkins Coie LLP, Washington counsel to the Company, with respect to the matters set forth on Exhibit D-1 and (ii) Wilmer Cutler Pickering Hale and Dorr LLP, corporate counsel to the Company, with respect to the matters set forth on Exhibit D-2.
     5.5 Market Listing. The Shares shall be approved for listing on the NASDAQ Global Market upon issuance.
     5.6 Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.
     5.7 No Governmental Prohibition. The sale of Securities by the Company shall not be prohibited by any law or governmental order or regulation.
Section 6
Conditions to Closing of Company
     The Company’s obligation to sell and issue the Units at the Closing is, at the option of the Company, subject to the fulfillment or waiver as of the Closing Date of the following conditions:
     6.1 Representations and Warranties. The representations made by the Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

     6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.
     6.3 Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities and the shares of Common Stock issuable upon exercise of the Warrants.
     6.4 Market Listing. The Shares shall be approved for listing on the NASDAQ Global Market upon issuance.
     6.5 Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.
     6.6 No Governmental Prohibition. The sale of Securities by the Company shall not be prohibited by any law or governmental order or regulation.
Section 7
Affirmative Covenants of the Company
     The Company hereby covenants and agrees as follows:
     7.1 Registration Requirements.
          (a) The Company shall prepare and file the Registration Statement with the SEC under the Securities Act to register the resale of the Shares by the Purchasers no later than thirty (30) days following the Closing Date (the “Filing Deadline Date”)
          (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Shares resold by such Purchaser. “Registration Expenses” shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration. “Selling Expenses” shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for any Purchaser.
          (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its reasonable best efforts to: (i) cause the Registration Statement to become effective as soon as practicable after the filing thereof but in any event within 90 days after the Registration Statement is filed by the Company, subject to receipt of necessary information from the Purchasers after prompt request from the Company to the Purchasers to provide such information; (ii) keep such registration effective until the earlier

(such date being referred to as the “Registration Termination Date”) of (A) the later of (1) the twelve month anniversary of the Closing Date and (2) the twelve month anniversary of the last date on which any Warrant Shares are issued upon the exercise of Warrants, or (B) such date as all of the Shares have been resold by the original Purchasers thereof; (iii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iv) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Purchaser from time to time may reasonably request; (v) cause all Shares registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (vi) provide a transfer agent and registrar for all Shares registered pursuant to the Registration Statement and a CUSIP number for all such Shares; (vii) to comply with all applicable rules and regulations of the SEC; and (viii) file the documents required of the Company and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Shares are originally sold and (B) all other states reasonably specified in writing by a Purchaser, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. After the Registration Termination Date, the Company shall be entitled to withdraw the Registration Statement and the Purchasers shall have no further right to offer or sell any of the Shares pursuant to the Registration Statement.
          (d) With a view to making available to the Purchasers the benefits of Rule 144, as amended, promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Shares to the public without registration or pursuant to a registration on Form S-3, the Company covenants and agrees to: (i) make available adequate current public information, as those terms are understood and defined in Rule 144, until the earlier of (A) the later of (i) the one-year anniversary of the Closing Date and (ii) the one-year anniversary of the last date on which Warrant Shares are issued upon exercise of the Warrants or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company that it is in compliance with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration or pursuant to such Form S-3.
          (e) Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the selling Purchasers a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company stating that the Board of Directors of the Company has made the good faith and reasonable determination (i) that continued use by the selling Purchasers of the Registration Statement for purposes of effecting offers or sales of Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the

Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore desirable to suspend the use by the Purchasers of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Shares pursuant thereto, then the right of the selling Purchasers to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Shares pursuant thereto shall be suspended (an “Allowed Suspension”). Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right to suspend the use of the Registration Statement on more than three occasions during any 12-month period or for more than 30 days per such occasion. Each Purchaser hereby covenants and agrees that it will not sell any Shares pursuant to the Registration Statement during the periods the Registration Statement is withdrawn or the ability to sell thereunder is suspended as set forth in this Section 7.1(e).
          (f) If (i) the Company does not file the Registration Statement by the Filing Deadline Date or (ii) such Registration Statement is not declared effective by the SEC on or before the date that is 90 days from the Filing Deadline Date (the “Registration Deadline”) (each of the foregoing clauses (i) and (ii) being referred to herein as a “Registration Default”), the Company shall pay to each Purchaser as liquidated damages and not as a penalty for such delay in or reduction of its ability to sell its Shares under the Registration Statement (which remedy shall constitute the Purchaser’s exclusive remedy) an amount of cash equal to one percent (1.0%) of the aggregate purchase price paid by the Purchaser for the Units then held by it and, for each month thereafter (pro rated for partial months) in which a Registration Default exists, a cash payment equal to one percent (1.0%) of the aggregate purchase price paid by the Purchaser for the Units then held by it. In the event that a Registration Default occurs under either clause (i) or (ii) and, prior to the cessation of such Registration Default, another Registration Default occurs pursuant to the other clause, the subsequent Registration Default shall be deemed to be a continuation of the earlier Registration Default for purposes of calculating the payments required to be made under this Section 7.1(f). Notwithstanding the foregoing, Registration Default payments made by the Company under this Section 7.1(f) shall not exceed, for each individual or continuous occurrence of a Registration Default with respect to the Company, six percent (6%) of the aggregate purchase price paid by the Purchaser for the Units outstanding at the time such Registration Default first occurred. The first payment required to be made by the Company under this Section 7.1(f) shall be made on the date that is 30 calendar days following the initial Registration Default, and subsequent payments shall be made on the last day of each calendar month in which a Registration Default exists (or, if such day is not a Business Day, on the Business Day immediately following such day).
     7.2 Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless each selling Purchaser, each of its directors, officers, members, agents, employees and each person who controls the Purchaser within the meaning of the Securities Act (a “Purchaser Indemnified Person”) from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser Indemnified Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon, (X) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement or prospectus or (Y) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus or any form of prospectus or supplement thereto, in light of the circumstances under which they were made), and the Company will, as incurred, reimburse such Purchaser Indemnified Person for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to a Purchaser Indemnified Person in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser Indemnified Person specifically for use in the Registration Statement, (ii) the failure of the selling Purchaser related to such Purchaser Indemnified Person to comply with the covenants and agreements contained in Section 8.3 hereof, or (iii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser related to such Purchaser Indemnified Person prior to the pertinent sale or sales by such Purchaser.
          (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person who controls the Company within the meaning of the Securities Act (a “Company Indemnified Person”) from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement or prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in the Registration Statement, provided, however, that no Purchaser shall be liable to a Company Indemnified Person in any such case for any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact included in any prospectus which statement or omission has been corrected, in writing, by such Purchaser and delivered to the Company before the sale from which such loss occurred, or (ii) the delivery by the Purchaser of a prospectus (the “Previous Prospectus”) containing an untrue statement or omission that was corrected by the Company by delivery to the Purchaser prior to the pertinent sale or sales by the Purchaser of (X) a subsequent prospectus not containing such untrue statement or omission and (Y) a written notice advising the Purchaser to terminate use of the Previous Prospectus, and each Purchaser, severally and not jointly, will, as incurred, reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that each Purchasers’ obligations pursuant to this Section 7.2(b)

shall be limited to the net proceeds received by the Purchaser from the sale of the Shares under the Registration Statement.
          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume at its expense the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person’s election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and no indemnified party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.
          (d) If the indemnification provided for in this Section 7.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claim, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective sales of Shares to which such loss relates and not joint.
          (e) The obligations of the Company and the Purchasers under this Section 7.2 shall be in addition to any liability which the Company and the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Purchaser within the meaning of the Act.
     7.3 Restrictions on Transferability. None of the rights of any Purchaser under this Agreement shall be transferred or assigned to any person unless (a) such person is a Qualifying Holder (as defined below), and (b) such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an instrument of adherence in the form prescribed by the Company. For purposes of this Agreement, the term “Qualifying Holder” shall mean, with respect to any Purchaser, (i) any partner thereof, (ii) any corporation, partnership controlling, controlled by, or under common control with, such Investor or any partner thereof, or (iii) up to two other direct transferees from such Purchaser. None of the rights of any Purchaser under this Agreement shall be transferred or assigned to any Person (including, without limitation, a Qualifying Holder) that acquires Shares in the event that and to the extent that such Person is eligible to freely resell such Shares pursuant to Rule 144(b)(1) of the Securities Act. For purposes of this Agreement, “Person” means mean any individual, corporation, limited liability company, partnership, association, trust, estate or other entity or organization.
     7.4 Restrictions on Sales and Issuance of Common Stock. The Company hereby agrees that, for a period until the later of (i) ninety (90) days after the Closing Date or (ii) ninety (90) days after the effectiveness of the Registration Statement, it shall not issue or sell any Common Stock, any warrants or other rights to acquire Common Stock or any other securities that are convertible into Common Stock, with the exception of (i) issuances or sales (A) related to a strategic transaction, (B) pursuant to the exercise of an option, warrant or other right to acquire Common Stock outstanding as of the date of this Agreement, (C) to an employee, director, consultant, supplier, lender or lessor, or (ii) any option grant or issuance.
Section 8
Restrictions on Transferability of Shares and Warrants:
Compliance With Securities Act
     8.1 Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Shares or Warrants, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws; provided that no such opinion shall be requested for any transfer of Shares or Warrants that is exempt from such registration under Rule 144 under the Securities Act. Any transfer or purported transfer of the Shares or Warrants in violation of this Section 8.1 shall be voidable by the Company. The Company shall not register any transfer of the Shares or Warrants in violation of this Section 8.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 8.1.
     8.2 Restrictive Legend. The Shares deposited in each Purchaser’s direct registration account shall be accompanied by such tags and other notifications substantially in the form of the following legends (in addition to any legends required under applicable securities laws), and any stock certificates issued to a Purchaser representing Shares shall also bear substantially the following legends (in addition to any legends required under applicable securities laws):
THE SHARES REPRESENTED [BY THIS CERTIFICATE]/[HEREBY] HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.
ADDITIONALLY THE TRANSFER OF THE SHARES REPRESENTED [BY THIS CERTIFICATE]/[HEREBY] IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED MARCH 5, 2008 BETWEEN THE COMPANY AND THE ORIGINAL PURCHASERS, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF [THIS CERTIFICATE]/[THE SHARES REPRESENTED IN THIS ACCOUNT] WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTIONS 8.1 AND 8.3 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF [THIS CERTIFICATE]/[THE SHARES REPRESENTED IN THIS ACCOUNT] TO THE SECRETARY OF THE COMPANY.
     The legends contained in this Section 8.2 may be removed from a Purchaser’s direct registration account and/or a certificate in accordance with Section 8.3.

     8.3 Transfer of Shares After Registration. Each Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrants except either (i) in accordance with the Registration Statement, in which case such Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws; provided that no such opinion shall be requested for any transfer of Shares that is exempt from such registration under Rule 144 under the Securities Act. Such Purchaser further acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to the Registration Statement unless accompanied by a separate certificate executed by an officer of, or other person duly authorized by, such Purchaser in the form attached hereto as Exhibit E. If the Company is required to remove the restrictive legends applicable to Shares deposited in a Purchaser’s direct registration account (or to issue unlegended certificates with respect to such Shares), the Company shall use its best efforts to remove such restricted legends within four (4) business days of the Purchaser’s valid request for the removal of such legends and the Purchaser’s delivery of all documents required by the transfer agent in connection therewith; provided, however, that if the Company does not remove such legends within four (4) business days of the date (the “Violation Date”) that the Purchaser submitted a valid request for the removal of such legends and its delivery of all documents required by the transfer agent in connection therewith, the Company shall pay to the Purchaser, as liquidated damages and not as a penalty for the delay in the delegending of shares deposited in the Purchaser’s direct registration account or the delivery of unlegended certificates (which remedy shall constitute the Purchaser’s exclusive remedy), an amount equal to one percent 1.0% of the product of (i) the closing price per share of the Common Stock as listed on the Trading Market on the date the Purchaser submits its legend removal request and (ii) the number of Shares for which legends were not removed by the Company as required by this Section. The foregoing penalty shall apply for each thirty (30) day period (or portion thereof) beyond such four (4) business day period that the applicable legends were not so removed, with the payment of any such penalty to be made by the Company pursuant to this Section 8.3 on the last day of the first full calendar month following the Violation Date, and with subsequent penalty payments to be made on the last day of each calendar month during which the penalty set forth in this Section 8.3 is required to be paid by the Company.
     8.4 Purchaser Information. Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser’s “Plan of Distribution” and of any sale of Shares by such Purchaser.
Section 9
Miscellaneous
     9.1 Waivers and Amendments. The terms of this Agreement may be waived or amended only with the written consent of the Company and each Purchaser.

     9.2 Brokers and Finders. Other than Banc of America Securities LLC and its subagents, each of the parties hereto hereby represents there are no brokers or finders entitled to compensation in connection with the sale of the Units to the Purchasers.
     9.3 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereby irrevocable submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company and the Purchasers hereby waive all rights to trial by jury.
     9.4 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.
     9.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Except as provided in Section 7.3, notwithstanding the foregoing, no Purchaser shall assign this Agreement without the prior written consent of the Company.
     9.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.
     9.7 Notices, etc. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail addressed to the Company at its address set forth below or the Purchasers at their respective addresses set forth at the beginning of this Agreement or on Exhibit A or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail seven days after such notice or communication shall have been deposited in the United States mail.

     Notices to the Company shall be addressed

to:	with a copy to:

Penwest Pharmaceuticals Co.	Wilmer Cutler Pickering Hale and Dorr LLP
Attn: Chief Financial Officer	Attn: Stuart M. Falber, Esq
39 Old Ridgebury Road, Suite 11	60 State Street
Danbury, Connecticut 06810	Boston, Massachusetts 02109
Fax: (203) 796-1393.	Fax: (617) 526-5000
     9.8 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     9.10 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     9.11 Expenses. The Company and each such Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.
     9.12 Currency. All references to “dollars” or “$” in this Agreement shall be deemed to refer to United States dollars.
     9.13 Replacement of Securities. If any certificate or instrument evidencing any Securities or Warrant Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued, in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested, and upon satisfaction by the Purchaser of any requirements of the Company’s transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities or Warrant Shares.
     9.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence.
     9.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Each Purchaser represents that the decision of each Purchaser to purchase Units pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
[Remainder of This Page Intentionally Left Blank.]

     The foregoing agreement is hereby executed as of the date first above written.

PENWEST PHARMACEUTICALS CO. a Washington corporation
/s/ Benjamin L. Palleiko
By:	Benjamin L. Palleiko
Title:	Senior Vice President, Finance, and
Chief Financial Officer

PURCHASERS: Counterpart signature pages attached.

Purchaser Signature Page
     By its execution and delivery of this signature page, the undersigned Purchaser hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of March 5, 2008 (the “Purchase Agreement”) by and among Penwest Pharmaceuticals Co. and the Purchasers (as defined therein), as to the number of Units set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Purchaser:

By:
Title

Record
Address:

Telecopy No.:

Number of Units:

Aggregate Purchase Price: $

Agreed to and accepted this
5 day of March, 2008

Penwest Pharmaceuticals Co.
By:
	Name:	Benjamin L. Palleiko
	Title:	Senior Vice President, Finance, and Chief Financial Officer

Exhibit A

				Purchaser’s
		Purchased		Aggregate
Purchaser	Units	Shares	Warrant Shares	Purchase Price
WS Opportunity Fund, L.P. 300 Crescent Court Suite 1111 Dallas, TX 75201 Fax: 214-756-6079	73,577	73,577	36,789	$226,801.10
WS Opportunity Fund (QP), L.P. 300 Crescent Court Suite 1111 Dallas, TX 75201 Fax: 214-756-6079	66,310	66,310	33,155	$204,400.58
WS Opportunity Fund International, Ltd. 300 Crescent Court Suite 1111 Dallas, TX 75201 Fax: 214-756-6079	90,154	90,154	45,077	$277,899.71
Walker Smith International Fund, Ltd. 300 Crescent Court Suite 1111 Dallas, TX 75201 Fax: 214-756-6079	647,754	647,754	323,877	$1,996,701.71
Walker Smith Capital (QP), L.P. 300 Crescent Court Suite 1111 Dallas, TX 75201 Fax: 214-756-6079	409,343	409,343	204,672	$1,261,799.80
Walker Smith Capital, L.P. 300 Crescent Court Suite 1111 Dallas, TX 75201 Fax: 214-756-6079	62,125	62,125	31,062	$191,500.31
HHMI Investments, L.P. 300 Crescent Court Suite 1111 Dallas, TX 75201 Fax: 214-756-6079	272,798	272,798	136,399	$840,899.84
RA Capital Biotech Fund, L.P. 111 Huntington Ave Suite 610 Boston, MA 02199 Fax: 617-778-2509	1,280,780	1,280,780	640,390	$3,948,004.35
RA Capital Biotech Fund II, L.P. 111 Huntington Ave Suite 610 Boston, MA 02199 Fax: 617-778-2509	16,870	16,870	8,435	$52,001.78
Quogue Capital LLC 1285 Ave. of Americas 35th Floor New York, NY 10019 Fax: 212-554-4475	1,100,000	1,100,000	550,000	$3,390,750.00
Perceptive Life Sciences Master Fund, Ltd. 499 Park Ave 25th Floor New York, NY 10022 Fax:	1,850,000	1,850,000	925,000	$5,702,625.00
Deerfield Special Situations Fund International Limited 780 3rd Ave 37th Floor New York, NY 10017 Fax: 212-551-1612	836,985	836,985	418,493	$2,580,006.26
Deerfield Special Situations Fund, L.P. 780 3rd Ave 37th Floor New York, NY 10017 Fax: 212-551-1612	460,665	460,665	230,332	$1,419,999.86
H&Q Healthcare Investors 2 Liberty Square Boston, MA 02109 Fax: 617-772-8577	574,211	574,211	287,106	$1,770,005.44
H&Q Life Science Investors 2 Liberty Square Boston, MA 02109 Fax: 617-772-8577	399,028	399,028	199,514	$1,230,003.78

Exhibit B
FORM OF WARRANT
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THE WARRANT ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTIONS 3 AND 11 OF THIS WARRANT
PENWEST PHARMACEUTICALS CO.
WARRANT

Warrant No.	Dated: March , 2008
     PENWEST PHARMACEUTICALS CO., a Washington corporation (the “Company”), hereby certifies that, for value received, [ ], or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [ ] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share as adjusted from time to time as provided in Section 9, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $3.62 (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time on or before 6:30 p.m. (New York local time) on March [ ], 2013 (the “Expiration Date”), subject to the terms and conditions set forth herein. This warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of March 5, 2008 by and among the Company and the Purchasers identified therein (the “Securities Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”
     1. Definitions. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement.
     2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder as the absolute owner of this Warrant for the purpose of any exercise hereof, any distribution in respect hereof and for all other purposes, absent actual notice to the contrary.
     3. Transfers. Neither this Warrant nor the Warrant Shares shall be sold or transferred unless either (i) they first shall have been registered under the Securities Act or

(ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. In addition, the Holder acknowledges and agrees that this Warrant and the Warrant Shares may not be assigned or transferred in whole or in part except to an Affiliate (as defined below) of the Holder. If the assignment or transfer is to an Affiliate of the Holder, no registration or opinion of counsel shall be required and the Company shall register any such assignment or transfer of all or any portion of this Warrant in the Warrant Register, upon (i) surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, and (ii) delivery by the transferee of a written statement to the Company certifying that the transferee is an Affiliate of the Holder and an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications as set forth in Section 4 of the Securities Purchase Agreement, in each case, to the Company at its address specified in the Securities Purchase Agreement. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. For the purposes of this Section 3, “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.
     4. Exercise and Duration of Warrant.
          (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time after the date hereof and through and including the Expiration Date. At 6:30 P.M., New York time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.
          (b) The Holder may exercise this Warrant by delivering to the Company (with copies to its counsel) in accordance with the notice provisions of this Warrant (i) by surrendering this Warrant along with an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date”. The delivery by (or on behalf of) the Holder of the Exercise Notice, the Warrant and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Section 4 of the Securities Purchase Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any assignee Holder that is not a party to the Securities Purchase Agreement, such assignee Holder’s certification to the Company that such representations are true and correct as to such assignee Holder as of the Exercise Date).
          (c) Cashless Exercise.

          (i) At any time prior to and through the Expiration Date when the resale of the Warrant Shares by the Holder is not registered pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the Holder may, at its option, elect to exercise this Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this subsection 4(c), the number of Warrant Shares issued to the Holder shall be determined according to the following formula:

X = Y(A-B) A
Where: X =	the number of Warrant Shares that shall be issued to the Holder;
Y = the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Exercise Price);
A = the Fair Market Value (as defined below) of one share of Common Stock; and
B = the Purchase Price then in effect.
          (ii) The Fair Market Value per share of Common Stock shall be determined as follows:
               (1) If the Common Stock is listed on a national securities exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange or another nationally recognized trading system, including the OTC Bulletin Board, as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (2) below).
               (2) If the Common Stock is not listed on a national securities exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange or another nationally recognized trading system, including the OTC Bulletin Board, as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined in good faith by the Board of Directors of the Company (the “Board”) to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Holder of the Fair Market Value per share of Common Stock and furnish the Holder with reasonable documentation of the Board’s determination of such Fair Market Value. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, and shall provide or cause to be provided to the Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 4(c) shall be delayed until such determination is made and notice thereof is provided to the Holder.
          (d) Holder’s Restrictions. The Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination or any liability under this Section 4(c). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or such similar form, as the case may be, or (y) any other written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 4 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 4 shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.
     5. Delivery of Warrant Shares.
          (a) As soon as practicable after the exercise of this Warrant (but in no event later than five business days after the Exercise Date) in whole or in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise.
          (b) This Warrant is exercisable either in its entirety or, from time to time, for a portion of the Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.
     6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any transfer agent fee or other incidental expense in respect of the issuance of such certificates, all of which expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or any Warrant. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
     7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and, if requested by the Company, customary and reasonable indemnity. If the Holder seeks a New Warrant under such circumstances, it shall also comply with such other reasonable regulations and procedures and pay such other reasonable third party costs as the Company may prescribe.

     8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise in full of this Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, fully paid and nonassessable. Each of the Company and the Holder will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.
     9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
          (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combines outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions. Any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.
          (b) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
          (c) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidence of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 9(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles) (in each case, “Distributed Property”), then, upon any exercise of the Warrant that occurs after the record date fixed for determination of shareholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the kind and amount of Distributed Property which the Holder would have been entitled to receive had this Warrant been exercised immediately prior to the record date for such distribution and had the Holder thereafter, during the period from such record date to and including the Exercise Date, retained any such evidence of indebtedness, securities, rights or warrants or other assets receivable during such period, giving application to all adjustments called for during such period under this Section 9 with respect to the rights of the Holder.
          (d) Fundamental Transactions. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 9(a) or 9(c)) (collectively, a “Fundamental Transaction”), then, following such Fundamental Transaction, the Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Holder would have been entitled to receive pursuant to such Fundamental Transaction if such exercise had taken place immediately prior to such Fundamental Transaction. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section 9 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant (the “Transaction Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Transaction Consideration in a reasonable manner reflecting the relative value of any different components of the Transaction Consideration, if applicable. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Transaction Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Transaction Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction; provided, however, that the foregoing sentence shall not apply unless the aggregate Exercise Price of this Warrant at the time of the closing of the Fundamental Transaction is less than the value of the Transaction Consideration payable with respect to this Warrant.
          (e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company; provided that such shares, upon disposition to a third party, shall then be considered outstanding.
          (f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based, and deliver a copy of each such certificate to the Holder.
          (g) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 10 days prior to the applicable record or effective date on which a person or entity would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
     10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds.
     11. Transfer of Warrant Shares, Restrictive Legend.
          (a) The Warrant Shares shall upon issuance be subject to the restrictions on transfer set forth in Section 8 of the Securities Purchase Agreement.

          (b) The Warrant Shares deposited in the Holder’s direct registration account upon exercise of this Warrant shall be accompanied by such tags or other notifications substantially in the form of the following legends (in addition to any legends required under applicable securities laws), and any stock certificates issued to the Holder representing the Warrant Shares shall also bear substantially the following legends (in addition to any legends required under applicable securities laws):
THE SHARES REPRESENTED [BY THIS CERTIFICATE]/[HEREBY] HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.
ADDITIONALLY THE TRANSFER OF THE SHARES REPRESENTED [BY THIS CERTIFICATE]/[HEREBY] IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED MARCH 5, 2008 BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTIONS 8.1 AND 8.3 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.
          The legends contained in this Section 11 may be removed from a certificate in accordance with Section 8.3 of the Securities Purchase Agreement.
     12. Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the NASDAQ Global Market on the date of exercise.
     13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number of the recipient of such notice specified in the Securities Purchase Agreement prior to 6:30 p.m. (New York local time) on a business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number of the recipient of such notice specified in the Securities Purchase Agreement on a day that is not a business day or later than 6:30 p.m. (New York time)

on any business day, (iii) the business day following the date of deposit with a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address and facsimile numbers for such notices or communications shall be as set forth in the Securities Purchase Agreement.
     14. Warrant Agent. The Company shall serve as Warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new Warrant agent. Any corporation into which the Company or any new Warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new Warrant agent shall be a party or any corporation to which the Company or any new Warrant agent transfers substantially all of its corporate trust or shareholder services business shall be a successor Warrant agent under this Warrant without any further act. Any such successor Warrant agent shall promptly cause notice of its succession as Warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
     15. Miscellaneous.
          Subject to the restrictions on transfer set forth on the first page hereof and in Section 3 hereof, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor of the Company in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their respective successors and assigns.
          (a) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.
          (b) All questions concerning the construction validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocable submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company and Holder hereby waive all rights to trial by jury.
          (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          (d) If any provision of this Warrant shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          (e) This Warrant and the Securities Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects thereof.
          (f) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

PENWEST PHARMACEUTICALS CO.
By:	____________________
	Name:	__________________

FORM OF EXERCISE NOTICE
     To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)
To: Penwest Pharmaceuticals Co.
     The undersigned is the Holder of Warrant No.            (the “Warrant”) issued by Penwest Pharmaceuticals Co., a Washington corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.
1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The Holder shall pay the sum of $ to the Company in accordance with the terms of the Warrant.

4.	Pursuant to this exercise, the Company shall deliver to the Holder Warrant Shares in accordance with the terms of the Warrant.

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.
Dated:                                         ,
Name of Holder:
(Print)
By:
Name:
Title:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT
     [To be completed and signed only upon transfer of Warrant]
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                              the right represented by the within Warrant to purchase                     shares of Common Stock of Penwest Pharmaceuticals Co. to which the within Warrant relates and appoints                                          attorney to transfer said right on the books of Penwest Pharmaceuticals Co. with full power of substitution in the premises.
Dated:                                         ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

Exhibit C
INSTRUCTION SHEET FOR PURCHASER
(to be read in conjunction with the entire
Securities Purchase Agreement)
A.	Complete the following items in the Securities Purchase Agreement:
1. Complete and execute the Purchaser Signature Page. The Agreement must be executed by an individual authorized to bind the Purchaser.
2. Exhibit C-1 — Direct Registration Account and Warrant Questionnaire:
Provide the information requested by the Direct Registration Account and Warrant Questionnaire;
3. Exhibit C-2 — Registration Statement Questionnaire:
Provide the information requested by the Registration Statement Questionnaire.
4. Exhibit C-3 /C-4 — Purchaser Certificate:
Provide the information requested by the Certificate for Individual Purchasers (C-3) or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers (C-4), as applicable.
5. Return, via facsimile, the signed Securities Purchase Agreement including the properly completed Exhibits C-1 through C-4, to:
Wilmer Cutler Pickering Hale and Dorr LLP
Facsimile: (617) 526-5000
Telephone: (617) 526-6000
Attn: Michael Penney
6. After completing instruction number five (5) above, deliver the original signed Securities Purchase Agreement including the properly completed Exhibits C-1 through C-4 to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Telephone: (617) 526-6000
Attn: Michael Penney
B.	Instructions regarding the transfer of funds for the purchase of Units will be telecopied to the Purchaser by the Company at a later date.

C.	Upon the resale of any Shares by the Purchaser after the Registration Statement covering any Shares is effective, as described in the Purchase Agreement, the Purchaser:
(i) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser’s request); and
(ii) must send a letter in the form of Exhibit E to the Company and the Company’s transfer agent so that the Shares may be properly transferred.

Exhibit C-1
PENWEST PHARMACEUTICALS CO.
DIRECT REGISTRATION ACCOUNT AND WARRANT QUESTIONNAIRE
     Pursuant to Section 4.3 of the Agreement, please provide us with the following information:

1.	The exact name in which the Purchased Shares and the Warrant purchased by the Purchaser are to be registered (this is the name that will be used for the direct registration account, any physical stock certificates that may in the future be issued and the Warrant(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to item 1 above:

4.	The Tax Identification Number of the Registered Holder listed in response to item 1 above:

Exhibit C-2
PENWEST PHARMACEUTICALS CO.
REGISTRATION STATEMENT QUESTIONNAIRE
     In connection with the Registration Statement, please provide us with the following information regarding the Purchaser.
     1. Please state your organization’s name exactly as it should appear in the Registration Statement:
     2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?
                          Yes                                          No
     If yes, please indicate the nature of any such relationship below:

     3. Are you the beneficial owner of any other securities of the Company?
                          Yes                                          No
     If yes, please describe the nature and amount of such ownership.

     4. Have you made or are you aware of any arrangements relating to the distribution of the shares of the Company pursuant to the Registration Statement?
                          Yes                                          No
     If yes, please describe the nature and amount of such arrangements.

Exhibit C-3
PENWEST PHARMACEUTICALS CO.
CERTIFICATE FOR INDIVIDUAL PURCHASERS
     If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.
CERTIFICATE
     I certify that the representations and responses below are true and accurate:
     In order for the Company to offer and sell the Units in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.
          ___ (1) A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;
          ___ (2) A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;
          ___ (3) An executive officer or director of the Company.
     Set forth in the space provided below the state(s), if any, in the U.S. in which you maintained your residence during the past two years and the dates during which you resided in each state:

.

Dated:	Name(s) of Purchaser

Signature

Signature

Dated , 2008

Exhibit C-4
PENWEST PHARMACEUTICALS CO.
CERTIFICATE FOR CORPORATE, PARTNERSHIP,
TRUST, FOUNDATION AND JOINT PURCHASERS
     If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.
CERTIFICATE
     The undersigned certifies that the representations and responses below are true and accurate:
     (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.
     (b) Indicate the form of entity of the undersigned:
          ___ Limited Partnership
          ___ General Partnership
          ___ Corporation
          ___ Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor):

.
(Continue on a separate piece of paper, if necessary.)
          ___ Other type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries):

.
(Continue on a separate piece of paper, if necessary.)
          ___ Other form of organization (indicate form of organization (

).

     (c) Indicate the approximate date the undersigned entity was formed: _______________.
     (d) In order for the Company to offer and sell the Units in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

___	1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

___	2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

___	3. An insurance company as defined in Section 2(13) of the Securities Act;

___	4. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

___	5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___	6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___	7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___	8. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___	9. An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

___	10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Exchange Act;

___	11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

.
(Continue on a separate piece of paper, if necessary.)
     Please set forth in the space provided below the (i) states, if any, in the U.S. in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) state(s), if any, in which you are incorporated or otherwise organized and (iii) state(s), if any, in which you pay income taxes.

.

Dated: , 2008

Name of investor

Signature and title of authorized officer, partner or trustee

Exhibit D-1
OPINION OF COMPANY WASHINGTON COUNSEL
     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Washington.
     2. The Company has the necessary corporate power and authority to (i) enter into, and to perform its obligations under, the Purchase Agreement and the Warrants, (ii) sell and issue the Purchased Shares and the Warrants, and (iii) issue the Warrant Shares upon exercise of the Warrants.
     3. The execution, delivery and performance of the Purchase Agreement and the Warrants by the Company have been duly authorized by all necessary corporate action of the Company.
     4. Execution and delivery by the Company of, and the performance of its agreements in, the Purchase Agreement and the Warrants will not violate any provision of the Articles of Incorporation, the Bylaws or the Washington Business Corporation Act.
     5. The Purchased Shares have been duly authorized and will be, upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, duly authorized, validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and will be, upon issuance upon exercise of the Warrants and delivery against payment of the consideration therefor in accordance with the terms of the Warrants, duly authorized, validly issued, fully paid and nonassessable. Shareholders of the Company have no preemptive rights under the Articles of Incorporation or the Bylaws or under the laws of the State of Washington, including, without limitation, the Washington Business Corporation Act.

Exhibit D-2
OPINION OF COMPANY CORPORATE COUNSEL
     1. The consummation by the Company of the transactions contemplated by the Securities Purchase Agreement do not conflict with, violate or breach any of the terms and provisions, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party that is filed by the Company as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed as of March 16, 2007 (or incorporated by reference as an exhibit to such Annual Report on Form 10-K), the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed as of May 10, 2007, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed as of August 8, 2007, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, filed as of November 8, 2007, or the Company’s Current Report on Form 8-K filed as of November 13, 2007 (together, the “SEC Exhibits”) (provided that for purposes of this opinion letter, the term SEC Exhibits shall not be deemed to include the Company’s Articles of Incorporation or By-Laws), or, (B) any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations, specifically naming the Company and known to us.
     2. Assuming that the Securities Purchase Agreement and Warrants have been duly authorized, executed and delivered by the Company, the Securities Purchase Agreement and the Warrants constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     3. The shareholders of the Company have no preemptive rights under the SEC Exhibits.
     4. Based in part on the representations of each of the Purchasers in Section 4 of the Securities Purchase Agreement, the offer and sale of the Shares and Warrants pursuant to the Securities Purchase Agreement are exempt from registration under the Securities Act of 1933, as amended.
     5. Based in part on the representations of each of the Purchasers in Section 4 of the Securities Purchase Agreement, no filing, consent, approval, authorization or qualification of or with any United States federal or New York state court, governmental authority or agency is required for the issuance and sale by the Company of the Shares and the Warrants, except with respect to state securities or Blue Sky laws and the United States federal securities laws, as to which we express no opinion in this paragraph.
     6. The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Exhibit E
PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

To:	[Transfer agent name and address]

Attention:

     The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that                                          was the Purchaser of the Shares
     (fill in name of Purchaser)
[evidenced by the attached certificate]/[provide identifying information with respect to direct registration shares], and as such, proposes to transfer such Shares on or about                      in accordance with the registration statement, file number           , and the Purchaser certifies that the transfer has complied with and will comply with all applicable requirements of the Securities Act of 1933, as amended (the “Act”), including without limitation the requirement of delivering a current prospectus in a timely manner.

Print or type:

Name of Purchaser:

Name of Individual representing Purchaser (if an Institution):

Title of Individual representing Purchaser (if an Institution):

Signature by:

Purchaser or Individual representing Purchaser: